EXHIBIT 99.1

Compass Therapeutics Provides Corporate Update

  We continue to open clinical sites and enroll patients in COMPANION-002, the Phase 2/3 randomized study of CTX-009 (DLL4 x VEGF-A bispecific antibody) in patients with advanced biliary tract cancer (BTC). Consistent with prior guidance, top line data from this study continue to be expected in the second half of 2024.
  Enrollment of patients in COMPANION-003, the Phase 2 study of CTX-009 in patients with advanced colorectal cancer (CRC), has been extended into the first quarter of 2024. We expect to report top-line data from this study by mid-year 2024.
  Further evidence of clinical activity has been observed in the Phase 1b, monotherapy study of CTX-471. First, one patient with small cell lung cancer with a previously reported partial response has converted to a complete response, as confirmed by a PET scan, while continuing therapy on CTX-471. Second, in addition to the four responses previously reported, a new partial response has been observed in a patient with advanced melanoma, bringing the overall response rate (ORR) in patients with advanced melanoma in this study to 27% (3 of 11).
  Following FDA acceptance of the CTX-8371 IND in late 2023, we expect to dose the first patient in 1Q 2024.
  As previously disclosed, effective January 9, 2024, Vered Bisker-Leib, PhD, Compass President and COO, will lead Compass as Compass Chief Executive Officer and join the Compass board of directors.
  Effective January 9, 2024, Thomas Schuetz, MD, PhD, Compass’ Scientific Founder and Chief Executive Officer will transition to President of Research and Development and be appointed Vice Chair of the Compass board of directors.
  Ended 2023 with an estimated $152 million in cash and marketable securities, which is expected to provide cash runway for the company into mid-year 2026.

BOSTON, Jan. 05, 2024 (GLOBE NEWSWIRE) -- Compass Therapeutics, Inc. (Nasdaq: CMPX), a clinical-stage, oncology-focused biopharmaceutical company developing proprietary antibody-based therapeutics to treat multiple human diseases, today reported a business update.

“We made significant progress in the fourth quarter of the year across our portfolio, and we look forward to reporting top-line data from COMPANION-003 by mid-year and COMPANION-002 in the second half of the year. We are also excited to report additional responses in our Phase 1b monotherapy study of CTX-471, including a complete response in a patient with small cell lung cancer. We hope to see additional efficacy signals in the second part of our Phase 1b study, where we are studying CTX-471 in combination with KEYTRUDA® in patients with melanoma, NSCLC and SCLC,” said Vered Bisker-Leib, PhD, incoming Chief Executive Officer of Compass.

“We are excited to have Vered Bisker-Leib elevated to the Chief Executive Officer role recognizing many years of strong performance. We are equally pleased that our founding CEO, Thomas Schuetz, will continue to play a key role at the Company,” said Carl Gordon, PhD, Chair of Compass’ Board.

Development Pipeline Updates:

CTX-009 (DLL4 and VEGF-A bispecific antibody)

  We continue to enroll patients in COMPANION-002, a U.S. Phase 2/3 study of CTX-009 in combination with Paclitaxel in BTC.
    This randomized Phase 2/3 study is designed to enroll 150 patients with BTC who have received one prior systemic therapy.
    The primary endpoint of the study is overall response rate (ORR), and secondary endpoints include progression free survival (PFS), overall survival (OS), clinical benefit rate (CBR) and duration of response (DOR).
    Enrollment is expected to be completed by mid-year 2024; top line data are expected from this study in the second half of 2024.
  Enrollment of patients in COMPANION-003, a U.S. Phase 2 study of CTX-009 as a monotherapy in patients with advanced, metastatic CRC, has been extended to first quarter 2024.
    The study design is an Adaptive Simon Two-Stage, with Stage 1 of the study enrolling 37 patients; if 3 or more responses are confirmed in Stage 1, the study will advance to Stage 2, and an additional 47 patients will be enrolled.
    The study is enrolling patients with CRC who have received two or three prior systemic therapies irrespective of their KRAS mutation status.
    Patients are being evaluated for safety and tolerability, as well as clinical response.
    We expect to report top-line data from this study by mid-year 2024.

CTX-471 (CD137 agonist)

  CTX-471 is a CD137 agonistic antibody, which binds to a unique epitope of the co-stimulatory molecule 4-1BB with an optimized affinity.
  We continue to dose and follow patients in the Phase 1b monotherapy study of CTX-471 where five responses have been observed, all in patients who previously received checkpoint blocker(s). A durable PR in a patient with SCLC has converted to a CR, as confirmed by a PET scan. Additionally, a new PR in a patient with advanced melanoma, was observed, leading to an ORR in the subset of patients with advanced melanoma of 27% (3 of 11). The fifth response occurred in a patient with mesothelioma.
  Phase 1b combination arm of CTX-471 and Merck’s anti-PD-1 therapy KEYTRUDA® (pembrolizumab) in patients with select solid tumors is ongoing. The dose-escalation portion of the study has been fully enrolled and enrollment in the dose expansion cohorts has begun. In the expansion cohort, we plan on enrolling 60 patients with melanoma, NSCLC and SCLC, who will be randomized into two doses.

CTX-8371 (PD-1 x PD-L1 bispecific antibody)

  CTX-8371 is a next generation bispecific checkpoint inhibitor that simultaneously targets PD-1 and PD-L1 and exhibits a unique mechanism-of-action that involves cleavage of cell surface PD-1.
  Following the FDA acceptance of the IND for CTX-8371, the first patient is expected to be dosed in the Phase 1 clinical trial in the first quarter of 2024.

Corporate Highlights:

  The Company’s CEO succession plan is effective as of January 9, 2024, with the elevation of Vered Bisker-Leib, PhD, to Chief Executive Officer and her addition to the Compass board of directors.
  Thomas Schuetz, MD, PhD, Compass’ Scientific Founder and current Chief Executive Officer will transition to President of Research and Development and assume the role of Vice Chair of the Compass board of directors.

About Compass Therapeutics
Compass Therapeutics, Inc. is a clinical-stage oncology-focused biopharmaceutical company developing proprietary antibody-based therapeutics to treat multiple human diseases. Compass’s scientific focus is on the relationship between angiogenesis, the immune system, and tumor growth. The company pipeline of novel product candidates is designed to target multiple critical biological pathways required for an effective anti-tumor response. These include modulation of the microvasculature via angiogenesis-targeted agents, induction of a potent immune response via activators on effector cells in the tumor microenvironment, and alleviation of immunosuppressive mechanisms used by tumors to evade immune surveillance. Compass plans to advance its product candidates through clinical development as both standalone therapies and in combination with proprietary pipeline antibodies based on supportive clinical and nonclinical data. The company was founded in 2014 and is headquartered in Boston, Massachusetts. For more information, visit the Compass Therapeutics website at https://www.compasstherapeutics.com.

Forward-Looking Statements
This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Compass’s financial position to continue advancing its product candidates, expectations about cash runway, business and development plans, and statements regarding Compass’s product candidates, including their development and clinical trial milestones such as the expected trial design, timing of enrollment, patient dosing and data readouts, regulatory plans with respect to Compass’s product candidates and the therapeutic potential thereof. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, Compass’s ability to raise the additional funding it will need to continue to pursue its business and product development plans, the inherent uncertainties associated with developing product candidates and operating as a development stage company, Compass’s ability to identify additional product candidates for development, Compass’s ability to develop, complete clinical trials for, obtain approvals for and commercialize any of its product candidates, competition in the industry in which Compass operates and market conditions. These forward-looking statements are made as of the date of this press release, and Compass assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Compass files with the U.S. Securities and Exchange Commission (SEC) available at www.sec.gov, including without limitation Compass’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings with the SEC.

Investor Contact
ir@compasstherapeutics.com

Media Contact
Anna Gifford, Communications Manager
media@compasstherapeutics.com
617-500-8099